Exhibit 99.1

Press Release

TTM Technologies, Inc. to Restructure Electro-Mechanical (E-MS) Business Unit

TTM to Focus on Higher Margin, Differentiated Products

Santa Ana, CA – April 29, 2020 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) today announced the restructuring of its Electro-Mechanical (“E-MS”) Business Unit. The E-MS Business Unit consists of three Chinese manufacturing facilities with two being in Shanghai (SH BPA and SH E-MS) and one in Shenzhen (SZ). TTM will discontinue operations at the SH E-MS and SZ facilities while integrating the SH BPA facility into its PCB operations.

The E-MS Business Unit has been focused on commercial assembly solutions while the rest of TTM is focused on higher margin PCB’s and RF components. The SH BPA plant provides backplane assemblies for the networking/communications end market and will be retained to further strengthen TTM’s position in the 5G infrastructure market. The SZ facility has been focused on PCB assembly and systems integration for the automotive market, and the SH E-MS facility manufactures large enclosures and equipment systems for the networking/communications and industrial markets.

The restructuring is another step in advancing TTM’s stated strategy of increasing its focus on differentiated higher margin products that more fully leverage TTM’s early engagement capabilities and industry leading engineering based technology solutions.

“Our strategic intent to exit this business was reinforced by a confluence of recent events including an expropriation notice from a Chinese municipality, US/China trade tensions, and impact from COVID-19.” said Tom Edman, CEO of TTM. “We believe that following this restructuring, TTM will be a financially stronger company with an even greater focus on serving the needs of all stakeholders – customers, suppliers, investors and employees.”

The closure of the SZ E-MS and SH E-MS facilities will not be immediate as we have obligations to fulfill with our customers. We anticipate phasing out production over the remainder of 2020. This phased approach will enable us to help our customers manage the shift of manufacturing to other sources of supply. The manufacturing ramp down will be conducted in an orderly manner as existing backlog and potential last time buys are completed.

Financial Impact of E-MS Restructuring

For fiscal 2019, the SH E-MS and SZ facilities contributed $161.1 million in revenues. In terms of restructuring costs, the cash outlay for severance and other shutdown costs is estimated to be approximately $17 million and will be incurred over the next 12 to 15 months. TTM also expects to incur approximately $8 million related to non-cash asset impairments.

First Quarter 2020 Investor Conference Call and Webcast

As previously announced, TTM Technologies will release its first quarter 2020 financial results after the market closes on Wednesday, April 29th, 2020 and will host a conference call on Wednesday, April 29nd, at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss its first quarter 2020 performance. At that time the company will provide more details on the E-MS restructuring.

Telephone access is available by dialing 800-309-1256 or international 720-543-0314 (ID 557290). The conference call will also be simulcast on the company’s website, www.ttm.com, and will remain accessible for one week following the live event.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Contacts:

TTM Investors

Sameer Desai,

Senior Director, Corporate Development & Investor Relations

Sameer.desai@ttmtech.com

714-327-3050

Press Inquiries

Winnie Ng

Vice President, Corporate Marketing

TTM Technologies, Inc.

+852 2660 4287 / +1 714 327 3000

winnie.ng@ttm.com

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